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                                                                  EXHIBIT 23.1

                           INDEPENDENT AUDITORS' CONSENT

       We consent to the use of our report incorporated herein by reference in Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-1762) and to the reference to our firm under the heading "Experts" in the Prospectus and to the reference to our firm under the heading "Selected Financial Data," which is incorporated herein by reference from the 1997 Annual Report on Form 10-K of Corvas International, Inc.


                                                         KPMG PEAT MARWICK LLP



San Diego, California
June 26, 1998